Exhibit 4.24

Dated 23 April 2015 MIDATECH LIMITED AND STEPHEN DAMMENT CONTRACT OF EMPLOYMENT CONTRACT OF EMPLOYMENT THIS CONTRACT is made on the 23rd day of April 2015 between: (1) MIDATECH LIMITED whose registered office is at 65 Innovation Drive, Milton Park, Abingdon, OX14 4RQ ("the Company"); and (2) STEPHEN DAMMENT of The Old Rectory, Southampton Road, Landford, Salisbury, SP5 2ED ("you"). . START DATE AND PROBATIONARY PERIOD .1 Your employment with the Company will start on 11th May 2015 (the Employment). .2 Your period of continuous employment with the Company will begin on 11th May . . PROBATIONARY PERIOD .1 The first six months of your Employment will be a probationary period during which time your performance will be assessed. Your employment will be confirmed following satisfactory completion of the probationary period. 2.2 The Company reserves the right in its sole and absolute discretion to extend the probationary period until such date (or dates) as it considers appropriate being no later than the first anniversary of the commencement of your employment. The Company may exercise that right by serving notice in writing at any time or times during any probationary period. .3 During the probationary period: .3.1 your Employment may be terminated by either party giving not less than one month's written notice served at any time during the probationary period; 2.3.2 you will not be entitled to any benefits other than your basic salary payable under clause 6.1. . JOB TITLE/DUTIES .1 You are employed as Head of Pre-Clinical or in another similar capacity, as determined by the Company. A non-exhaustive description of your duties is set out in Schedule 4. 3.2 You will report to Craig Cook, Chief Operating / Medical Officer, or such other person as is nominated from time to time to be your manager (your Manager). You will at all times act in the best interests of the Company and Group Company. .3 Your duties may be amended by the Company from time to time or you may be required to undertake different and/or additional duties in order to meet the Company's business needs. .4 The Company reserves the right to appoint other persons to act jointly with you. . PLACE OF WORK .1 Your normal place of work will be Midatech's offices at 65 Innovation Drive, Milton Park, Abingdon, Oxfordshire, OX14 4RQ. You will be required to travel to and work at Midatech's premises in Bilbao, Spain, and Cardiff, as required. 4.2 The Company may from time to time require you to travel to and work at other places within the United Kingdom and overseas. . HOURS OF WORK .1 You will be expected to work a minimum of 37.5 hours per week Normal hours of work are from 9.00 am to 5.30 pm Monday to Friday with one hour for lunch, but you may choose to start earlier or finish later, with your line manager's agreement, provided that you work a minimum of 37.5 hours. The nature of your duties is such that you may also be required to work different and/or additional hours to meet the Company's business needs. 5.2 You will not be paid for overtime. You have no right to time off in lieu of additional hours worked. However, the CEO of the Company may from time to time in his sole and absolute discretion grant time off in lieu but which shall not give rise to any right, expectation or entitlement to any future or further time off in lieu. .3 You agree that the limit on working time in Regulation 4(1) of the Working Time Regulations 1998 will not apply to your Employment. You may give three months' written notice to the Company if you wish to revoke your agreement to this opt-out. . REMUNERATION AND BENEFITS .1 Your base salary will be £90,000 per annum. You will be paid monthly in arrears by credit transfer to your bank account. Your base salary is reviewable annually. .2 You will be eligible to participate in the Company's discretionary bonus scheme, subject to the rules of that Scheme, as amended from time to time, with a target of 20% of salary. It is a condition of eligibility for any bonus that you are in employment and not subject to notice (whether served by you or by the Company) or any disciplinary proceedings at the date upon which payment is due to be made, which is normally on such date as the Company shall determine following the end of the end of the bonus year. 6.3 Neither eligibility to participate nor payment of bonus in respect of any previous period gives rise to any right, expectation or entitlement for you to receive any future payment or as to the amount of any such payment and you acknowledge and agree that the Company may exercise its discretion to award you a nil bonus. The Company reserves the right to amend the terms of such scheme at any time, including during any bonus scheme year. 6.4 Any bonus paid will not be taken into account in calculating pension contributions under clause 10. . BENEFITS .1 Subject to clause 2 (Probationary Period) you will be entitled to participate in the Company's private medical insurance scheme subject always to the terms of the relevant scheme (including but not limited to eligibility for benefits) in force from time to time. .2 You acknowledge that: 7.2.1 the decision on whether, and if so, to what extent, benefits may be provided to you will be taken by any scheme insurer and that you will have no claim against the Company relating to the provision of such benefits. 7.2.2 You will not be eligible for such benefits in respect of which cover is not available from the Company's chosen insurer or is only available from such insurer subject to additional premiums or conditions. 7.2.3 For the avoidance of doubt, the Company may dismiss you at any time, and for any reason in accordance with the terms of this Agreement, even if this results in you losing any current or prospective entitlement to any benefits. .2.4 The Company may vary or replace or withdraw the provision of such benefit schemes at its absolute discretion. . SICKNESS .1 You have no entitlement to contractual sick pay. 8.2 You must you comply with the Company's sickness reporting procedures from time to time in force, including to: 8.2.1 contact your Manager before 10am on the first day of your absence to inform him of the fact and reason for your absence; 8.2.2 thereafter keep your Manager updated as to the nature and estimated length of your absence and provide such further details as reasonably requested from time to time; .2.3 provide a statement of fitness for work if you are absent from work for any period of 8 consecutive days or more .3 Your qualifying days of employment for the purposes of Statutory Sick Pay (SSP) are Monday to Friday. .4 Any further payments will be at the Company's sole and absolute discretion. . HOLIDAYS .1 You are entitled to 25 days paid holiday in each holiday year, in addition to bank and public holidays. 9.2 The holiday year runs from January to December and holiday accrues at the rate of 2.083 days per month. 9.3 All holidays must be approved in advance by your Manager. You will not normally be entitled to take more than 10 working days consecutive holiday. 9.4 Unused holiday entitlement may only be carried over into the next holiday year with the express written consent of the Company and no payment will be made in lieu of unused holiday entitlement. 9.5 In the holiday year in which your Employment starts and ends your holiday entitlement will be reduced to reflect the number of complete months which you work. 9.6 When your Employment ends, you will be paid for any holiday which has accrued during the holiday year in which your Employment terminates but which you have not taken by the termination of your Employment. The Company reserves the right to deduct from any payments due to you an amount in respect of holidays taken in excess of your accrued entitlement. Holiday pay will be calculated at the rate of 1/260ths of your annual salary per day. 9.7 The Company may require you to take any unused holiday during your notice period. . PENSION .1 Subject to successful completion of the probationary period, the Company will contribute on your behalf to an HMRC approved personal pension plan an amount equal to 6% per annum of your basic annual salary for the time being subject to you providing all relevant details to the Company. That contribution will accrue monthly in arrears. 10.2 A contracting out certificate pursuant to the Pension Schemes Act 1993 is not in force in relation to your Employment. . TERMINATION OF EMPLOYMENT Subject to clause 2 (Probationary Period) your Employment may be terminated by the Company giving you three months' written notice or you giving three months' written notice to the Company. 11.2 At any time after either you or the Company give notice to terminate your Employment (or if you resign without giving the required notice and the Company does not accept your resignation) then the Company may exercise all or any of the following rights: 11.2.1 totally withdraw all of your powers and responsibilities and prohibit you from undertaking any work on behalf of the Company or any Group Company; 11.2.2 require you change your duties in whatever way it considers appropriate; 11.2.3 require you not to contact or communicate with any clients, suppliers or employees of the Company about the Company's business or affairs; .2.4 prohibit you from entering any of the Company's premises; .2.5 require you to comply with your obligations under clause (Return of Property); for a maximum period of your contractual notice period (the Garden Leave Period). .3 If the Company exercises the right in clause .2 you will continue to be paid your normal contractual salary and benefits as long as you comply with your obligations under this Contract. 11.4 During any Garden Leave Period you remain bound by your obligations under this Contract and in particular your duties of good faith and confidentiality and you will not: 11.4.1 do any work, whether paid or unpaid on your own behalf or for any third party during this time, without the express written consent of the Company; 11.4.2 make any comment to any person about the change to your duties, except to confirm that you are on garden leave. 11.5 The Company reserves the right to pay you base salary in lieu of all or part of your notice entitlement. 11.6 Nothing in this Contract prevents the Company from terminating your employment summarily and without notice or payment in lieu of notice if you are guilty of any fundamental or repudiatory breach of contract or of any breach set out in the disciplinary rules applicable to you from time to time as justifying summary termination. . NORMAL RETIREMENT AGE There is no official retirement age in force. . CONFIDENTIALITY, INTELLECTUAL PROPERTY [AND RESTRICTIONS] .1 You will not, during your Employment or after it ends, use or disclose, directly or indirectly, to anyone other than in the proper course of your duties any Confidential Information. For the purposes of this clause .1 and this Agreement, Confidential Information includes any confidential information relating to actual or potential clients, employees, officers, shareholders or agents of the Company, prices, pricing structures or policies, marketing information, intellectual property, business plans or dealings, technical data, financial information and plans, designs, formulae, product lines, research activities, advisors' reports, lists of actual or potential clients of the Company any document marked "Confidential" or "Secret", or any information which you have been told is confidential or which you might reasonably expect the Company to regard as confidential, or any information which has been given to the Company in confidence by potential clients or other persons. 13.3 The provisions of Schedule 4 (Restrictions) will apply to you after your Employment ends. . SUSPENSION .1 The Company may suspend you on base salary and benefits for a reasonable period to investigate any allegations of misconduct or breach of the terms of your Employment. .2 During any period of suspension, you will provide whatever assistance the Company may require to allow it to complete its investigations and you must not take holiday during this time without the prior written consent of the Company. . WORKPLACE RULES .1 In addition to the terms of this Contract, you are bound by such of the Company's employment policies and procedures, notified to you from time to time, to the extent that these impose obligations on you. . OTHER ACTIVITIES DURING EMPLOYMENT .1 During your Employment, you will not be involved, in any capacity, in providing services, directly or indirectly, to any other person in respect of any other trade, business or occupation unless you have first obtained the prior written consent of the Company. . RETURN OF PROPERTY .1 At any time during the Employment, including during any Garden Leave Period, the Company may require you to return promptly to the Company: .1.1 all original and copy documents, software, data, Confidential Information or other material belonging to or relating to the business of the Company held in whatever medium (including electronically) which is your power, possession or control whether or not stored or held on equipment (including but not limited to any personal digital assistant (PDA), Blackberry, and/or mobile telephones) and whether or not such equipment belongs to the Company; and 17.1.2 any other property or material belonging to or relating to the business of the Company or any Group Company or belonging to any third party who has provided the property to the Company, which is in your possession or under your control. .2 During or at any time after the Employment ends, you will co-operate with any request from the Company to provide access (including passwords) to any computer, organiser or other equipment in your possession or under your control which contains information or materials relating to the Company or any of its clients, employees or suppliers. This obligation applies to equipment owned by the Company, by you or anyone else. You will permit the Company to inspect, copy or remove any material relating to the business of the Company. . STATUTORY PARTICULARS The statutory particulars of employment to which you are entitled under the Employment Rights Act 1996 are contained in this Contract and the attached Schedule 1. . DATA PROTECTION .1 You consent to the Company and any Group Company holding and processing (both electronically and manually) personal data, including sensitive personal data (Data), relating to you for the purposes of business, personnel and pensions administration and management and for compliance with any laws and regulations applicable to the Company or any Group Company. .2 For the purposes of the Data Protection Act 1998 (DPA), the Company is not yet a Data Controller. Should it become one the Company may process personal data during the course of your Employment to enable it to carry out its function properly. You authorise the Company in accordance with the provisions of the DPA and any regulations made under it to process Data relating to you and, where appropriate, to transfer process and store such Data outside the European Economic Area (as defined from time to time). . MONITORING OF OFFICE EQUIPMENT .1 You acknowledge and agree that the Company may monitor and /or record your use of office equipment, including your use of computer systems (including email and internet), telephones, mobile phones, facsimile machines and photocopiers. 20.2 You will only access and use the Company's computer and electronic equipment for the purposes of the Company's business. . THIRD PARTIES .1 Only the parties to this Contract and any Group Company may enforce this Contract, subject to the terms of this Contract. .2 Pursuant to the Contracts (Rights of Third Parties) Act 1999, no other person may enforce the terms of this Contract against the Company. . PRIOR AGREEMENTS .1 This Contract cancels and is in substitution for all previous agreements, understandings and arrangements (whether oral or in writing) in relation to any of the matters dealt with in it between you and the Company, all of which shall be deemed to have been terminated by mutual consent. .2 This Contract, and the documents specifically referred to in it, constitute the entire terms and conditions of your Employment with the Company. . GROUP COMPANIES .1 In this Agreement Group Company means, in relation to the Company, any subsidiary or holding company, or any subsidiary of such a holding company ("holding company" and "subsidiary" having the meanings set out in section 1159 of the Companies Act 2006) or any subsidiary undertaking or parent undertaking or any subsidiary undertaking of such a parent undertaking ("parent undertaking", "subsidiary undertaking" and "undertaking" having the meanings set out in sections 1161 and 1162 of the Companies Act 2006) and any reference to the Group shall be construed accordingly. . GOVERNING LAW This Agreement will be governed by and construed in accordance with the laws of England and each of the parties submits to the exclusive jurisdiction of the English courts. IN WITNESS whereof the parties hereto have executed this Agreement as a Deed on the day and year first written above. EXECUTED as a Deed by ) MIDATECH LIMITED ) ) Director/Secretary; and Signature Director/Secretary EXECUTED as a Deed by ) Stephen Damment ) in the presence of: ) Signature Name Address I .4\4:IVO() M Z4-. 2 PA Occupation Trt.K. Schedule 1 Statutory particulars In addition to your terms of employment, the Company is required to notify you of the following particulars. These do not form part of your terms of employment. 1. Disciplinary Rules, Dismissal and Disciplinary Procedures The disciplinary rules and the disciplinary and dismissals procedures applicable to you are contained in the Employee Handbook and specify to whom you can apply if dissatisfied with any disciplinary decision relating to you or any decision to dismiss you and the manner in which any such an application should be made. The disciplinary rules have contractual force and effect but the disciplinary and dismissals procedures do not have contractual force and effect unless otherwise stated. . Grievance Procedures The grievance procedure applicable to you is contained in the Employee Handbook and specifies to whom you can apply for the purpose of seeking redress of any grievance relating to your employment and the manner in which any such application should be made. The grievance procedures do not have contractual force and effect unless otherwise stated. . Collective Agreements There are no collective agreements affecting your employment. Schedule 2 Duties The following is a non-exhaustive summary of your job description and duties, subject to the provisions of clause 3 of your contract of employment: Purpose Management of all aspects of Pre-clinical Development including the design, development direction, and execution of animal efficacy, toxicology, pharmacology and pharmacokinetics studies. Strategically contribute to translation of programs from pre-clinical through to early human studies. Key responsibilities • Manage and drive nonclinical studies and overall NDA enabling program. • Initiate and manage contracts, coordinate activities with select Contract Research Organizations (CROs) and academic collaborators for preclinical development in areas including toxicology, pharmacology, pharmacokinetics as well as animal models, and be accountable for their delivery • Prepare protocols, reports & relevant regulatory documents for studies, INDs & other regulatory submissions. • Ensure compliance with GCP, GMP, and regulatory guidelines for all preclinical / nonclinical work. Maintain and organise all necessary documentation for studies and experiments. • Work closely with other functional areas and colleagues to ensure that all studies are performed in a quality, timely, effective and scientific manner. • Provide preclinical expertise and opinion to multi-functional project teams as the preclinical representative. • Provide toxicology expertise and opinion to studies and development programs • Research, define, and propose pre-clinical and translational medicine strategies and goals at all stages of pre-clinical and early development (target identification to POC) for therapeutic areas as necessary • Engage external thought leaders to optimize pre-clinical and early development plans • Assesses external opportunities for Midatech technology platforms, therapeutic areas and interventions Schedule 3 Intellectual Property & Assignment THIS AGREEMENT dated is made between:- (1) MIDATECH LIMITED whose registered office is at 65 Innovation Drive, Milton Park, Abingdon, OX14 4RQ (the Company); and (2) STEPHEN DAMMENT of The Old Rectory, Southampton Road, Landford, Salisbury, SP5 2ED (You). RECITALS: A You are an employee of the Company and you carry out research and development in relation to Technology and have and/or will make Technology. B You wish to comply with the obligations set out in this Agreement and to assign to the Company all of your rights, title and interest in the Technology, and the Company wishes to take an assignment of the Technology, subject to and in accordance with the terms of this Agreement. THIS ASSIGNMENT WITNESSES as follows: . ASSIGNMENT .1 In consideration of the payment of the sum of £1 (one pound sterling) now paid by the Company to you (receipt of which is acknowledged), and without prejudice to the other provisions of this Agreement you hereby assign and transfer to the Company absolutely all of your right, title and interest in and to the Technology. .2 The assignment effected by this clause 1 shall include, without limitation, the assignment and transfer of: 1.2.1 all patents and other Intellectual Property that may be granted pursuant to any applications listed in the Schedule, as well as all patents or other intellectual property that may derive priority from or have equivalent claims to or be based upon the Technology in any country of the world (and including supplementary protection certificates, divisions, continuations, continuations in part, reissues and extensions), and the Technology shall be deemed to include all such items of property; and 1.2.2 all rights of action, powers and benefits arising from ownership of the Technology, including without limitation the right to apply for, prosecute and/or obtain patent and other intellectual property rights or protection throughout the world in respect of the Technology and the right to sue for damages and other legal and equitable remedies in respect of all causes of action arising prior to, on or after the date of this Assignment; and .2.3 all rights of ownership of any materials that form part of the Technology. 1.3 You shall execute such documents and give such assistance as the Company may require: .3.1 to secure the vesting in the Company of all rights in the Technology; .3.2 to uphold the Company's rights in the Technology; and .3.3 to defeat any challenge to the validity of, and resolve any questions concerning, the Technology. . WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS .1 You warrant, represent and undertake that:- 2.1.1 immediately prior to the assignment in clause 1 above, you have not been and you are not currently a party to any agreement or understanding, whether oral or written, which would in any manner be inconsistent with the assignment of rights provided for in this Assignment; and 2.1.2 during the term of this Assignment you shall not enter into any agreement or understanding, oral or written, nor engage in any activity, which would in any manner be inconsistent with the provisions of this Assignment. . INTELLECTUAL PROPERTY RIGHTS .1 You acknowledge that in the course of your employment and as part of your duties you may conceive or make, individually or with others, certain Inventions and you may develop or produce, individually or with others, certain works in which copyright and/or unregistered design right will subsist in various media, including but not limited to electronic materials (collectively, Creative Works), and you agree that you will promptly disclose in writing to the Company all Inventions and Creative Works. 3.2 You acknowledge that any Inventions or Creative Works and any and all Intellectual Property subsisting or which may in the future subsist in such Inventions or Creative Works whether or not conceived or made during working hours, including, without limitation, those which: 3.2.1 relate in any manner to the business of the Company or any Group Company or to its actual or demonstrably anticipated activities; or 3.2.2 result from or are made in the course of your employment by the Company; or .2.3 involve the use of any equipment, supplies, facilities, confidential information, documents, Intellectual Property or time of the Company or any other Group Company, will on creation vest in and be the exclusive property of the Company in the United Kingdom or any other part of the universe and where the same does not automatically vest as aforesaid you agree to assign the same to the Company (or as it may direct) or in the case of any future copyright in the same you hereby assign such copyright to the Company. .3 You agree that, without limitation to the foregoing: .3.1 any Invention disclosed by you to a third person or described in a patent or registered design application filed by you or on your behalf; and 3.3.2 any Creative Work disclosed to a third person, published or the subject of an application for copyright or other registration filed by you or on your behalf, during or within six months following termination of your employment will be presumed to have been written, developed, produced, conceived or made by you during the Employment, unless proved by you to have been written, developed, produced, conceived or made by you following the termination of the Employment. 3.4 You hereby irrevocably waive any rights which you may have in the Inventions or the Creative Works which are or have been conferred on you by chapter IV of Part I of the Copyright, Designs and Patents Act 1988 headed "Moral Rights" and by any other laws of a similar or equivalent nature in any of the countries of the world. 3.5 You will also, at the Company's request and expense, execute specific assignments of any Inventions or Creative Work and execute, acknowledge and deliver such other documents and take such further action as the Company may require, at any time during or subsequent to the period of your employment, to vest or evidence title in Inventions or Creative Works in the Company (or as it may direct) and to obtain, maintain and defend the Intellectual Property in the Inventions or Creative Works in any and all countries or to otherwise give effect to the provisions of this agreement. 3.6 You hereby irrevocably appoint the Company to be your attorney in your name and on your behalf to execute and do any such instrument or thing and generally to use your name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this clause 3 and you acknowledge in favour of any third party that a certificate in writing signed by any Director or the Secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case. 3.7 You shall not knowingly do or permit to be done any act or omit to do any thing which might imperil, jeopardise or prejudice any of the rights referred to in this clause 3 or which might invalidate or prejudice any application made by the Company for Intellectual Property. . DEFINITIONS .1 In this Assignment, the following definitions apply: .1.1 Intellectual Property shall include: all patents, rights to inventions, copyright and related rights, trade marks and service marks, trade names and domain names, rights in get-up, rights to goodwill and to sue for passing off and unfair competition, rights in designs, rights in computer software, database rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered and including all applications (and rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist, now or in the future, in any part of the world; 4.1.2 Inventions shall include any inventions, ideas, discoveries, developments, writings, designs, drawings, improvements or innovations, whether or not patentable or capable of registration, and whether or not recorded in any medium; 4.1.3 Technology means Inventions and developed technology, material and know-how relating to the exploitation of gold nanoparticle technology. . GENERAL .1 This Agreement and undertaking shall be binding upon your heirs, executors, administrators, successors and/or shall ensure to the benefit of any heirs, executors, administrators, successors and/or assigns of the Company. 5.2 Your obligations under clauses 1.2, 1.3, 2, 3 and 5.1 shall continue in force without limit of time. 5.3 This Agreement shall be governed by English Law, and you and the Company submit to the jurisdiction of the English Courts in respect of any dispute arising in connection therewith. IN WITNESS whereof the parties hereto have executed this Agreement as a Deed on the day and year first written above. EXECUTED as a Deed by MIDATECH LIMITED Director/Secretary; and Director/Secretary EXECUTED as a Deed by rpt,-41,7LC41 / ' STEPHEN DAMMENT in the presence of: Name A0oe,„..) Address /triLi-496'0 p , nAt-142h0 At12_4 2/4 Occupation it: Frrrtil- Schedule 4 Restrictions after employment ends . You agree that, during the Restricted Period, you will not act in competition with the Company or any Group Company, directly or indirectly, in any capacity by: 1.1 soliciting or enticing away from the Company or any Group Company any Customer or Prospective Customer; 1.2 doing business with, or otherwise dealing with, any Customer or Prospective Customer; 1.3 soliciting or enticing away from the Company or any Group Company any Key Employee; 1.4 interfering with the arrangements between the Company or any Group Company and any Supplier. 2. The Company accepts, as trustee for each Group Company, the benefit of all undertakings given by you in this Schedule to any Group Company. 3. The provisions of this Schedule shall apply only in respect of services with which you were either materially involved or in respect of which you had access to Confidential Information or for which you were responsible at any time during the Relevant Period. 4. The provisions of this Schedule are severable and if any provision or identifiable part is held to be unenforceable by any court of competent jurisdiction, then such unenforceability shall not affect the enforceability of the remaining provisions or identifiable parts of this Schedule. 5. For the purposes of this Schedule, the following words have the meanings set out below: Confidential Information includes the material described in clause (Confidentiality) of the Agreement; Customer means any person with whom the Company or any Group Company (a) has, at the Termination Date, arrangements in place pursuant to which the Company or any Group Company supplies goods or services; or (b) with whom the Company or any Group Company has been in the habit of dealing at any time during the Relevant Period; or (c) in relation to whom you had access to Confidential Information at any time during the Relevant Period; and, in any event (d) with whom you had personal contact or dealings in the course of your Employment at any time during the Relevant Period; Key Employee means any person who is employed or engaged to provide services personally at the Termination Date by the Company or any Group Company, and who, during the Relevant Period, had material contact with you; and (a) who reported to you; or (b) who had material contact with customers or suppliers of the Company or any Group Company in the course of your Employment; or (c) who was a member of the Board or reported directly to a member of the Board; or who was a member of the senior management team of the Company or any Group Company; or (d) whose job duties involved research and development to a material extent. Prospective Customer means any person to whom, at the Termination Date, the Company or any Group Company has offered to supply goods or services, or to whom the Company or any Group Company has provided details of the terms on which it would or might be willing to supply goods or services, or with whom the Company or any Group Company has had any negotiations or discussions regarding the possible supply of goods or ser✓ices; and in each case: (a) with whom you had personal contact or dealings in the course of the Employment at any time during the Relevant Period; or (b) in relation to whom you had access to Confidential Information at any time during the Relevant Period. Relevant Period means, where you are prohibited from undertaking any work on behalf of the Company or any Group Company in accordance with clause .2.1 (Garden Leave), the period of two years immediately before the start of the Garden Leave Period (as defined in the Agreement); and otherwise, the period of two years ending on the Termination Date, [and in either case, the period of the your Employment if you have been employed by the Company for less than two years.] Restricted Period means the period of 6 months immediately following the Termination Date, reduced by a period equal to the length of any Garden Leave Period imposed in accordance with clause .2.1 (Garden Leave). Supplier means any person with whom the Company or any Group Company has, at the Termination Date, arrangements in place for the supply of goods or services to the Company or any Group Company on preferential terms. Termination Date means the date on which the Employment ends for whatever reason, whether lawful or not. L •